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                                EXHIBIT 10(b)

                         CONSENT OF INDEPENDENT COUNSEL


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                 [SUTHERLAND, ASBILL & BRENNAN LLP LETTERHEAD]






                                 April 24, 1998





Board of Directors
Canada Life Insurance Company of New York
500 Mamaroneck Avenue
Harrison, New York  10528

Ladies and Gentlemen:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 8 under the Securities Act of 1933 and Amendment No. 8 under the Investment Company Act of 1940 to the registration statement on Form N-4 for the Canada Life of New York Variable Annuity Account 2 (File No. 33-64240). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               SUTHERLAND, ASBILL & BRENNAN




                                               By: /s/ Stephen E. Roth
                                                   ---------------------------
                                                   Stephen E. Roth